UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2005

Staktek Holdings, Inc.

(Exact name of registrant as specified in its charter)

000-50553

(Commission File Number)

Delaware	56-2354935
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

8900 Shoal Creek Blvd, Suite 125

Austin, Texas 78757

(Address of principal executive offices, with zip code)

(512) 454-9531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note:

This Form 8-K/A is filed to amend and supercede the Form 8-K filed on March 9, 2005 to correct an error in the date of the event reported.

Item 1.01 Entry into a Material Definitive Agreement.

In compliance with a Securities and Exchange Commission Frequently Asked Questions Bulletin on Form 8-K issued November 23, 2004, the Company is disclosing the following item, which the Securities and Exchange Commission may deem to be a material definitive agreement.

The Compensation Committee of the Board of Directors of the Company (the “Committee”) approved the terms of the Bonus Incentive Plan for 2005 (the “Bonus Program”), which applies to all employees of the Company, including the executive officers. The design of the Bonus Program is similar to the Company’s 2004 and other prior year programs, and all such programs reward achievement at specified levels of financial and individual performance.

Under the terms of the Bonus Plan, the Company will create a bonus pool when quarterly earnings before interest, taxes, depreciation and amortization (“EBIDTA”) is positive. The amount allocated to the bonus pool is limited to five percent of EBITDA as calculated for the quarter.

Under the Bonus Program, just as the Company had done under the 2004 predecessor program, each officer position has an assigned target bonus level, expressed as a percent of year-end annual salary. The target bonus levels are competitive with target bonuses for similar positions reported in independent, third-party published surveys. Depending on corporate financial performance and individual performance, depending on their position, officers may earn annually between 0 and 120% of his or her annual salary. Two components comprise the fundamental design of the Bonus Program:

•	Financial Performance of the Company: Financial performance of the Company is calculated as actual EBITDA performance for the quarter divided by the EBIDTA target for that quarter as established by the Board of Directors.

•	Individual Goals: Other than the CEO, each executive officer has specific, measurable goals that must be achieved in order to receive credit for that portion of the Bonus Plan.

Specifically, the executive officers’ bonuses are calculated as follows:

CEO: May receive up to 120% of his base salary; based 100% on EBITDA.

Executive Vice President: May receive up to 70% of his base salary; based 50% on personal goals and 50% on EBITDA.

Chief Financial Officer: May receive up to 70% of his base salary; based 80% on EBITDA and 20% on personal goals.

Vice President of Sales and Marketing: May receive up to 65% of his base salary; based 50% on personal goals and 50% on EBITDA.

Vice President, General Counsel and Secretary: May receive up to 65% of her base salary; based 50% on personal goals and 50% on EBITDA.

Vice President of Quality: May receive up to 55% of his base salary; based 50% on personal goals and 50% on EBITDA.

The Committee’s approval of the terms of the Bonus Program shall not be deemed to create an enforceable agreement between the Company and any employee or executive officer, and the Committee retains discretion to reduce or refuse to authorize any awards under the Bonus Program despite attainment of any specific objectives.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1.	Bonus Incentive Plan for 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAKTEK HOLDINGS, INC.

Date: March 9, 2005	By:	/s/ W. Kirk Patterson
W. Kirk Patterson
Vice President Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
99.1.	Bonus Incentive Plan for 2005